UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2013
MOBETIZE CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
736 Bay Street, Suite 1205, Toronto, Ontario, Canada		98281
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(206) 347-4515
SLAVIA, CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On July 25, 2013, our board of directors and a majority of our shareholders approved a change of name of our corporation from “Slavia, Corp.” to“Mobetize Corp.”.

In addition to the name change, our board of directors and a majority of our shareholders approved a 7 new for 1 old forward stock split of our issued and outstanding shares of common stock.  Upon effect of the forward stock split, our issued and outstanding shares of common stock will be increased from 3,290,000 to 23,030,000 shares of common stock, with a par value of $0.001. Correspondingly, our authorized capital increased from 75,000,000 to 525,000,000.

A Certificate of Amendment to effect the change of name and forward stock split was filed with the Nevada Secretary of State on August 6, 2013, with an effective date of August 8, 2013.

These amendments have been reviewed by the Financial Industry Regulatory Authorityand have been approved for filing with an effective date of August 14, 2013.

The forward split and name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 14, 2013 under the symbol “SAVID”.  The “D” will be placed on our ticker symbol for 20 business days and then our stock symbol will change from “SAVID” to “MPAY” to better reflect the new name of our company.    Our new CUSIP number is 607050 101.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.
/s/ Stephen Fowler
Stephen Fowler
President and Director

Date:	August 15, 2013

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